Registration No. 333-

       SECURITIES AND EXCHANGE COMMISSION
              Washington, DC 20549

                    FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware                                    04-3469590
(State or other jurisdiction of            (IRS Employer
incorporation or organization)           Identification No.)

220 Bear Hill Rd., Waltham, Massachusetts         02451
(Address of principal executive offices)        (Zip Code)

             2000 Flexible Stock Plan
                (as amended)
  1999 Equity Incentive Plan for Non-Employee Directors
                (as amended)
             (Full title of Plans)

Robert J. Fabbricatore, Chief Executive Officer
           CTC Communications Group, Inc.
              220 Bear Hill Rd.
          Waltham, Massachusetts 02451
     (Name and address of agent for service)
                (781) 466-8080
(Telephone number, including area code, of agent for service)

                With a copy to:
             Leonard R. Glass, Esq.
    Law Offices of Leonard R. Glass, P.A.
              45 Central Avenue
             Tenafly, New Jersey 07670
                (201) 894-9300


                   C A L C U L A T I O N   O F   R E G I S T R A T I O N   F E E
======================================================================================================
                                                     Proposed Maximum  Proposed Maximum    Amount of
Title of Securities              Amount to be        Offering Price    Aggregate           Registration
to be Registered(1)              Registered(1)       Per Share         Offering Price      Fee
----------------------           ----------------    ---------------- -----------------    --------------
2000 Flexible Stock Plan
Common Stock, $.01
par value (2)                        750,000 shares     $1.78          $1,335,000         $122.82
1999 Equity Incentive Plan
for Non-Employee Directors,
Common Stock, $.01 par value (2)     150,000 shares     $1.78            $267,000          $24.56
1999 Equity Incentive Plan
for Non-Employee Directors,
Common Stock, $.01
par value (outstanding options)(3)   100,000 shares     $1.45            $145,000          $13.34
Total                              1,000,000 shares                    $1,747,000         $160.72
===================================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the operation of the anti-dilution provisions of the CTC Communications Group, Inc. 2000
Flexible Stock Plan and the CTC Communications Group, Inc. 1999 Equity Incentive Plan for Non-Employee
Directors.
(2) The Proposed Maximum Offering Price Per Share for the purpose of calculating the registration fee has been determined in accordance with Rule 457(c) and is based on the average of the high and low prices reported on the Nasdaq National Market on May 28, 2002.
(3) The Proposed Maximum Offering Price Per Share for the purpose of calculating the registration fee has been determined in accordance with Rule 457(h) and is based upon the weighted average exercise price per share of $1.45 as to the 100,000 outstanding but unexercised options to purchase Common Stock under the
1999 Equity Incentive Plan for Non-Employee Directors.

This Registration Statement relates to (i) an amendment to the 2000 Flexible Stock Plan of CTC Communications Group, Inc. to increase the number of shares of common stock available for issuance thereunder by 750,000 from 4,500,000 shares to 5,250,000 shares, and (ii) an amendment to the 1999 Equity Incentive Plan, of CTC Communications Group, Inc. to increase the number of shares of common stock available for issuance thereunder by 250,000 from 300,000 to 550,000. The contents of the registration statement on Form S-8 with respect to the 2000 Flexible Stock Plan of CTC Communications Group, Inc., Registration No. 333-44002, filed with the Securities and Exchange Commission (the "Commission") on August 17, 2000; and the contents of the registration statement on Form S-8 with respect to the 1999 Equity Incentive Plan for Non-Employee Directors, Registration No. 333-93735, filed with the Commission on December 29, 1999, are hereby incorporated by reference pursuant to General Instruction E for registration statements on Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6. Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

9. Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                          SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant, CTC Communications Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on June 3, 2002.

                            CTC Communications Group, Inc.
                                 Registrant

                            By: /s/ Robert J. Fabbricatore
                            ------------------------------------
                            Robert J. Fabbricatore, Chairman of
                            the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of June, 2002.

Signature                            Title
--------------------------       ------------------
/s/ Robert J. Fabbricatore      Chairman of the Board
Robert J. Fabbricatore          and Chief Executive
                                Officer, Director

/s/ John D. Pittenger           Principal Financial and
John D. Pittenger               Accounting Officer

*
Katherine D. Courage                Director

*
Henry Hermann                       Director

*
Kevin J. Maroni                     Director

*
J. Richard Murphy                   Director

*
Mark E. Nunnelly                    Director

*
Carl Redfield                       Director

*
Richard J. Santagati                Director

*
Ralph C. Sillari                    Director

*
Scott M. Sperling                   Director

*
Ralph S. Troupe                     Director

* By /s/ Robert J. Fabbricatore
--------------------------------
Robert J. Fabbricatore
Attorney-in-Fact

                          EXHIBIT INDEX

Exhibit No.                  Description
----------     -------------------------------------------------------------
4.1            CTC Communications Group, Inc. 2000 Flexible Stock Plan.*

4.2 CTC Communications Group, Inc. 1999 Equity Incentive Plan** for Non-Employee Directors.

5              Opinion of Law Offices of Leonard R. Glass, P.A.
               as to the legality of the shares being
               registered.+

23.1           Consent of Law Offices of Leonard R. Glass, P.A.,
               (contained in Exhibit 5 hereto)

23.2           Consent of Ernst & Young LLP.+

24.1           Powers of Attorney.+
-------
+  Filed electronically herewith.

* Incorporated by reference to Exhibit 4.1 filed as part of the Registrant's Registration Statement on Form S-8
   (File No. 333-44002) effective August 17, 2000.

** Incorporated by reference to Exhibit 4.1 filed as part of the Registrant's Registration Statement on Form S-8
   (File No. 333-93735) effective December 29, 1999.